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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                FORM 8-K



                              CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): March 16, 2004



                            PETMED EXPRESS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



      FLORIDA                  000-28827                65-0680967
 -----------------         ----------------         -------------------
  (State or other          (Commission File           (IRS Employer
    jurisdiction                Number)             Identification No.)
 of incorporation)

1441 S.W. 29th Avenue, Pompano Beach, Florida              33069
---------------------------------------------       -------------------
  (Address of principal executive offices)               (Zip Code)




  Registrant's telephone number, including area code:  (954) 979-5995
                                                     ------------------



                             Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)


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Item 5.   Other Events


On March 16, 2004, the PetMed Express, Inc. (the "Company") Compensation Committee recommended that the Company's Board of Directors amend the existing executive employment agreement (the "agreement") of Menderes Akdag, the Company's Chief Executive Officer. The amendments were as follows: the term of the agreement will be for three years, commencing on March 16, 2004 (the "effective date"); Mr. Akdag's salary will be increased to $250,000 per year throughout the term of the agreement, and Mr. Akdag shall be granted 250,000 incentive stock options (the "options") at an exercise price of $10.64 per share. The options will vest equally over a three year period in accordance with the Company's 1998 Stock Option Plan.



Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.                    Description
-----------                    -----------


    99.1       Amendment No. 1 to Menderes Akdag's Executive
               Employment Agreement

    99.2       Menderes Akdag's Incentive Stock Option Agreement





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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETMED EXPRESS, INC.
(The "Registrant")



Date: March 16, 2004



By: /s/  Menderes Akdag
   -------------------------------
   Menderes Akdag

   Chief Executive Officer
   (principal executive officer)



By: /s/  Bruce S. Rosenbloom
   -------------------------------
   Bruce S. Rosenbloom


   Chief Financial Officer
   (principal financial and accounting officer)




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                          EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------


    99.1       Amendment No. 1 to Menderes Akdag's Executive
               Employment Agreement

    99.2       Menderes Akdag's Incentive Stock Option Agreement




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